Exhibit 31.1

California Micro Devices

Rule 13a-14(a)/15d-14(a) Certification of Robert V. Dickinson, Principal Executive Officer

I, Robert V. Dickinson, certify that:

1. I have reviewed this Amendment No. 2 on Form 10-K/A (this “Amendment”) to the Annual Report on Form 10-K for the fiscal year ended March 31, 2003, of California Micro Devices Corporation, a California corporation; and

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment;

Date: September 2, 2004

By:	/S/ ROBERT V. DICKINSON
Robert V. Dickinson,
President and Chief Executive Officer (Principal Executive Officer)